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                                                                    Exhibit 3.40

                          CERTIFICATE OF FORMATION
                                       OF
                                 LILLI ANN, LLC

     The undersigned does hereby adopt and execute the following Certificate of Formation for the purpose of forming a limited liability company pursuant to Chapter 25.15 of the Revised Code of Washington.

                                   ARTICLE I
                                   ---------

     The name of the limited liability company shall be LILLI ANN, LLC.

                                   ARTICLE II
                                   ----------

     The name of the limited liability company's initial registered agent is John G. Young. The address of the limited liability company's initial registered office is Young, deNormandie & Oscarsson, P.C., 1191 Second Avenue, Suite 1901, Seattle, Washington 98101.

                                  ARTICLE III
                                  -----------

     The address of the principal place of business of LILLI ANN, LLC is:

                                5470 Shilshole Avenue N .W., Suite 500
                                Seattle, Washington 98107

                                   ARTICLE IV
                                   ----------

     The latest date upon which the limited liability company shall be dissolved is December 31, 2050.

                                   ARTICLE V
                                   ---------

     The limited liability company shall be managed by or under the authority of one or more members, as may be set forth in an operating agreement adopted or to be adopted by the members of the limited liability company.

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                                   ARTICLE VI
                                   ----------

     The effective date of this Certificate of Formation shall be the date on which it is actually filed with the Secretary of State.

                                  ARTICLE VII
                                  -----------

     The name and address of the person executing this Certificate of Formation is:

                                Per E. Oscarsson
                                Young, deNormandie & Oscarsson, P.C.
                                1191 Second Avenue, Suite 1901
                                Seattle, Washington 98101


     DATED this 17th day of July, 2001.

                                                ORGANIZER:


                                                /s/ Per E. Oscarsson
                                                --------------------------
                                                Per E. Oscarsson

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                             CONSENT TO APPOINTMENT
                              AS REGISTERED AGENT




     I, John G. Young, hereby consent to serve as registered agent, in the State of Washington, for the following limited liability company: LILLI ANN, LLC. I understand that as agent for the limited liability company it will be my responsibility to accept service of process in the name of the limited liability company; to forward all mail and license renewals to the appropriate members of the limited liability company; and to immediately notify the Office of the Secretary of State of my resignation or of any changes in the address of the registered office of the limited liability company for which I am agent.

     Dated: July 17, 2001.


                                         /s/ John G. Young
                                         --------------------------------
                                         John G. Young
                                         1191 Second Avenue, Suite 1901
                                         Seattle, Washington 98101